UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2012

 Gardner Denver, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13215	76-0419383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Liberty Ridge Drive, Suite 3000 Wayne, PA	19087
(Address of Principal Executive Offices)	(Zip Code)
(610) 249-2000 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. Morgan’s Offer Letter of Employment

As previously disclosed in Current Reports on Form 8-K filed on July 18, 2012 and July 19, 2012, T. Duane Morgan was appointed as Vice President, Gardner Denver, Inc. and President, Engineered Products Group, effective July 23, 2012.  In connection with Mr. Morgan’s appointment, on July 27, 2012 Gardner Denver, Inc. (the “Company”) and Mr. Morgan entered into an offer letter agreement dated July 27, 2012 (the “Offer Letter”).

Pursuant to the Offer Letter, Mr. Morgan’s compensation will include: (i) an annual base salary of $425,000; (ii) a discretionary bonus for the remainder of 2012 to be set by the Management Development & Compensation Committee of the Board of Directors (the “Compensation Committee”) with a guaranteed minimum of $50,000; (iii) a target annual cash bonus of 65% of his base salary for 2013 subject to the Company’s achievement of performance goals established by the Compensation Committee under the Company’s Executive Annual Bonus Plan; (iv) eligibility for cash and equity awards under the Company’s Long-Term Incentive Plan, as amended and restated; (v) a special one-time award of 3,549 restricted stock units, which vest in two equal annual installments commencing on the first anniversary of the grant date; (vi) the Company will recommend that his total long-term compensation target opportunity be no less than $650,000 target grant date value for the February 2013 award cycle, subject to the Compensation’s Committee’s discretion; (vii) a special one-time sign-on bonus of $200,000, subject to certain clawback provisions depending on the length of employment with the Company; and (viii) participation in the Company’s Retirement Savings Plan, Supplemental Excess Defined Contribution Plan, which includes certain Company matching contributions under such plans, Long-Term Care Insurance Program for Executives and other benefits on substantially the same terms and conditions as prior to his retirement in May 2012.

The Offer Letter provides for an employment term of one year, with a mutual option to extend the term for an additional year. Salary is guaranteed for the employment term, subject to forfeiture in the event of termination for cause and in certain other cases. Mr. Morgan will continue to benefit from the Company’s awards and benefits earned prior to his previously disclosed retirement in May 2012.

In connection with Mr. Morgan’s appointment, he will enter into the Company’s Amended and Restated Form of Indemnification Agreement. The terms of the Indemnification Agreement generally provide that the Company will indemnify Mr. Morgan to the fullest extent permitted by law against any expenses, judgments, and settlements arising from or relating to his service as an executive officer of the Company.  Mr. Morgan will also be entitled to enter into the Company’s form of Executive Change in Control Agreement.

The foregoing summary of the Offer Letter and Amended and Restated Form of Indemnification Agreement do not purport to be complete and are qualified in their entirety by reference to the Offer Letter and Amended and Restated Form of Indemnification Agreement, which are filed hereto as Exhibit 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1	Offer Letter of Employment, dated July 27, 2012 between Gardner Denver, Inc. and T. Duane Morgan.

Exhibit 10.2
Amended and Restated Form of Indemnification Agreement between Gardner Denver, Inc. and its directors, officers or representatives, filed as Exhibit 10.4 to Gardner Denver, Inc.’s Annual Report on Form 10-K, filed March 28, 2002, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GARDNER DENVER, INC.
Date: August 1, 2012	By:	/s/ Brent A. Walters
Brent A. Walters
Vice President, General Counsel, Chief Compliance Officer & Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

Exhibit 10.1	Offer Letter of Employment, dated July 27, 2012 between Gardner Denver, Inc. and T. Duane Morgan.

Exhibit 10.2
Amended and Restated Form of Indemnification Agreement between Gardner Denver, Inc. and its directors, officers or representatives, filed as Exhibit 10.4 to Gardner Denver, Inc.’s Annual Report on Form 10-K, filed March 28, 2002, and incorporated herein by reference.